Exhibit 99.1

C1 Financial Reports 2014 Third Quarter Results

ST. PETERSBURG, Fla., Oct. 15, 2014 /PRNewswire/ -- C1 Financial, Inc. (NYSE: BNK) today reported operating net income of $3.1 million, or $0.21 per diluted common share for the third quarter of 2014 ("3Q14"). On a GAAP basis, including one-time expenses incurred in preparation for the IPO and a strategic addition to the allowance for loan and lease losses ("ALLL"), reported net income per diluted common share was $0.18 for 3Q14, compared to $0.2 million, or $0.02 per diluted common share for the second quarter of 2014 ("2Q14").

Per share amounts have been restated to reflect the 7 for 1 reverse stock split that occurred in connection with C1 Financial's initial public offering which became effective on August 13, 2014.

MESSAGE FROM CHIEF EXECUTIVE OFFICER

Trevor Burgess, Chief Executive Officer of C1 Financial, Inc. stated, "We had an exciting first quarter as a public company focusing on building the best bank for Florida's entrepreneurs. Ringing the bell on the NYSE on August 14th served as a brand accelerator and we see the results of the increased exposure in our strong results and in the strong pipeline of new clients."

WHAT WAS AWESOME IN THE THIRD QUARTER OF 2014:

  Successful initial public offering completed on August 13, 2014. Net proceeds after partial exercise of over-allotment option and offering related expenses totaled $42.3 million, taking Tier 1 Leverage ratio to 12.32% and Total Risk based capital ratio to 15.45% as of the end of 3Q14;
  Origination of $141.4 million in new loan commitments during 3Q14, for a total of $349.7 million during the 9M14, compared to $287.6 million in 9M13, up $62.0 million (+21.6%);
  Unfunded commitments of $181.2 million at end of 3Q14 and up $22.7 million (+14.3%) compared to 2Q14 representing an opportunity for near-term loan funding;
  Strong growth in C1 Bank originated loan balances, up $91.9 million since 2Q14, representing an increase in C1 Bank originated loans outstanding of more than 13.8% in the quarter;
  Great momentum in SBA market with $0.8 million in gain on sales of loans during 3Q14, totaling $2.3 million in 9M14, as we continue to use the SBA program to boost our noninterest income;
  $50.4 million growth in core deposits during 3Q14 and up $132.0 million over the end of 2013, helped by successful Miami operation. Core deposits (transaction, savings and money market accounts) hit 71% of total deposits at the end of 3Q14. Noninterest bearing deposits represented 25.2% of total deposits at the end of 3Q14, up from 22.3% at the end of 2Q14 and 18.7% at the end of 2013. Cost of deposits fell 2 basis points ("bps") since the end of the second quarter;
  Strong net recoveries of $641 thousand for the 3Q14, which allowed for strategic funding of $533 thousand of ALLL, on top of normal loan growth loan loss reserves. ALLL as a percentage of total loans at 3Q14 was 0.48% and up 5 bps compared to 2Q14 (remaining discount on acquired loans accounted for 0.34% of total loans, bringing our non-GAAP total to 0.82%, in line with 0.82% at 2Q14);
  Zero charge-offs in the third quarter for C1 Bank originated loans (for loans originated since January 1, 2010) and zero past due loans (30-89 days) for C1 Bank originated loans; and
  Opportunistic borrowing of $30 million at a 5-year maturity from the Federal Home Loan Bank ("FHLB"), further improving our asset sensitivity profile and pre-funding near-term anticipated loan funding.

ASSETS

Total assets at the end of 3Q14 were $1,548.0 million, up $98.8 million (+ 6.8%) from the end of 2Q14. Balance sheet growth was mainly driven by strong core deposit growth of $50.4 million during the quarter, $42.3 million net proceeds from our initial public offering and borrowing of $30 million of FHLB advances.

LOANS

Total loans at the end of 3Q14 were $1,134.4 million, up $71.6 million (+ 6.7%) from the end of 2Q14. Loan growth was mainly driven by strong loan originations of $141.4 million during the 3Q14 and funding of unfunded commitments (which resulted in net new funding of C1 Bank originated loans of $91.9 million or 13.8% compared to 2Q14), partially offset by selling SBA loans in the secondary market and by loans rolling off in the acquired portfolio, which decreased $20.3 million, or 5.1%, between the end of 2Q14 and 3Q14. At the end of 3Q14, C1 Bank originated loans represented 67% of the loan portfolio up from 63% at the end of 2Q14.

DEPOSITS

Total deposits at the end of 3Q14 were $1,165.0 million, up $29.5 million (+2.6%) from the end of 2Q14. Deposit growth was mainly driven by strong growth of $41.0 million (+16.2%) in noninterest bearing deposits during the period, fueled by the successful operations of our first branch in Miami.

Our cost of deposits was down 2 bps from 0.54% in 2Q14 to 0.52% in 3Q14, continuing to provide stable funding for our loan growth.

ASSET QUALITY

Nonperforming assets totaled $58.6 million at the end of 3Q14, up $0.8 million (+1.5%) compared to the 2Q14, driven by a reduction of $0.8 million in nonperforming loans combined with an increase of $1.7 million in other real estate owned ("OREO"), as we move loans through to foreclosure. As a percentage of total loans and OREO, nonperforming assets decreased to 5.00% in 3Q14 compared to 5.25% in 2Q14, and our Texas ratio improved to 30.92% in 3Q14 from 40.27% in 2Q14. At the end of 3Q14, only $566 thousand, or less than 1.0% of total nonperforming assets, were related to loans originated by C1 Bank.

We had net recoveries of $641 thousand in 3Q14 (0.23% of average total loans on an annualized basis) exceeding our expectations and reflecting our continued effort to collect deficiencies and a lower level of charge-offs on the acquired portfolio. There were no charge offs related to C1 Bank originated loans in the quarter.

During the 3Q14, we booked a provision for loan losses of $207 thousand driven by net loan growth during the quarter and by a strategic addition to the ALLL of $533 thousand funded by our net recoveries.

Our allowance for loan losses at the end of 3Q14 was $5.4 million (representing 0.48% of total loans), compared to $4.6 million (representing 0.43% of total loans) in 2Q14. On a non-GAAP basis (including remaining loan discount from acquired performing loans), the amount totaled $9.3 million (representing 0.82% of total loans) in 3Q14, compared to $8.7 million (representing 0.82% of total loans) in 2Q14.

NET INTEREST INCOME AND MARGIN

Net interest income for 3Q14 totaled $14.0 million, up $0.4 million (+3.1%) from 2Q14, as we continue to grow our average loans balance.

Net interest margin for 3Q14 was 4.18%, down 11 bps from 4.29% in 2Q14, mainly driven by an 8 bps lower yield on loans (due to a mix of loans with longer fee amortization periods), higher average cash balances and 2 bps higher cost of interest bearing liabilities (due to additional FHLB 5-year funding). Adjusted Net Interest Margin (which excludes the effect of purchase accounting) for 3Q14 was 4.03%, down 9 bps from 4.12% in 2Q14, reflecting a slightly lower impact of purchase accounting than in the previous quarter.

Our average excess cash (defined as our average available cash above our target liquidity level – See explanation of Non-GAAP financial measures), was $115.9 million as of 3Q14 and continues to present a material opportunity for future net interest margin expansion as we deploy these balances into loans. As a sensitivity analysis, deploying this $115.9 million into loans at the beginning of the quarter at an average yield of 5.50% (or a 5.25% pick-up over current 25 bps we are getting at Fed), could potentially add approximately $6.1 million of annualized net interest income, or 46 bps to our reported Net interest margin. At a 5.0% average yield (or a 4.75% pick-up), it could potentially add $5.5 million of annualized net interest income, or 41 bps to our reported Net interest margin, assuming in both scenarios no change in our assets, no change in cost structure to produce those $115.9 million in loans, and no change in the current cost of funds. This net interest margin sensitivity analysis is presented for illustrative purposes only. A number of factors impact net interest margin and there is no assurance that these pick-ups or increases may be obtained. Our excess cash at the end of 3Q14 was $128.0 million.

NONINTEREST INCOME

Noninterest income for 3Q14 totaled $1.8 million, down $0.6 million (-23.4%) from 2Q14, primarily due to a $306 thousand decrease in gain on sale of other real estate and a $241 thousand decrease in gain on sale of securities (as we sold our last security in 2Q14). Gain on sale of loans continued to be strong at $775 thousand in 3Q14 in line with $804 thousand in 2Q14, driven by a strong demand for SBA loans in the secondary market. Noninterest income for 3Q13 is not comparable as it included a $12.6 million bargain purchase gain on the acquisition of First Community Bank of Southwest Florida.

NONINTEREST EXPENSE & TAXES

Noninterest expense totaled $11.3 million in 3Q14, up $0.3 million (+3.0%) from 2Q14, primarily due to a $495 thousand, or 11.6% increase in salaries and employee benefits expense. This increase was driven by the starting of our 2014 management associate program (with 9 new employees), pre-staffing for Coral Gables and Doral future branch openings and a lower level of vacant positions. Other real estate owned-valuation allowance expense decreased by $140 thousand in the 3Q14 compared to 2Q14 (down 75.7%), driven by lower activity in the revaluation of foreclosed properties held by the Bank. Noninterest expense for 3Q13 is not comparable as it included $994 thousand of merger related expenses for the acquisition of First Community Bank of Southwest Florida.

Included in noninterest expense for 3Q14 is $182 thousand of pre-tax non-recurring audit expenses incurred in preparation for becoming a public company. Excluding these expenses, noninterest expense is $11.1 million and up 1.4% compared to 2Q14.

Our income tax expense for the 3Q14 was $1.7 million compared to $0.2 million in 2Q14. Effective tax rate in the first nine months of 2014 was 39.6%, mainly due to some non-deductible expenses incurred during the period.

EFFICIENCY

Our efficiency ratio was 71.31% in 3Q14 (70.16% excluding $182 thousand of pre-tax non-recurring audit expenses previously mentioned), compared with 69.73% in 2Q14, mainly driven by higher noninterest expense. We also track closely average assets per employee and annualized revenue per employee, as measures of efficiency. In 3Q14, average assets per employee were $6.4 million and annualized revenue per employee was $305 thousand as compared to $6.8 million and $343 thousand in 2Q14, respectively, primarily due to the increase in our average number of employees, from 211 in 2Q14 to 235 in 3Q14, as explained in the noninterest expense section above.

NET INCOME AND OPERATING INCOME

Net income was $2.6 million for 3Q14 compared to $0.2 million for 2Q14. This corresponded to a return on average assets of 0.70% and 0.06% for 3Q14 and 2Q14, respectively, and a return on average equity of 6.47% and 0.66% for 3Q14 and 2Q14, respectively. Operating income was $3.1 million for 3Q14, corresponding to an operating return on average assets of 0.81% and an operating return on average equity of 7.56%.

CAPITAL

During the 3Q14, we successfully completed our initial public offering. Net proceeds after partial exercise of the over-allotment option and offering related expenses totaled $42.3 million.

As a result of the initial public offering and our earnings during the 3Q14, our consolidated Tier 1 Leverage ratio was 12.32% and Total Risk based capital ratio was 15.45% as of the end of 3Q14, compared to 9.73% and 12.42%, respectively, at the end of 2Q14. Additional capital ratios are presented on the financial tables.

PERSONNEL

Effective October 16, 2014, Alan G. Randolph will become C1 Bank's sole Senior Lender, adding the West Florida Market to his current responsibilities. William H. Sedgeman, Jr. will continue in his role as Director, Chairman of the Board and will serve as a Senior Advisor to the Bank.

Jerry J. Allen joined C1 Bank in April 2014 as Deputy Chief Credit Officer and will be promoted to Chief Credit Officer effective October 16, 2014. Previously Mr. Allen was Senior Vice President, Deputy Chief Credit Officer of Lake Forest Bank & Trust Co., a subsidiary bank of Wintrust Financial Corporation. Mr. Allen began his banking career in 1992 and has an MBA from the Kellogg School of Management at Northwestern University and a BS from Roosevelt University. Kathryn B. Pemble will continue in her role as Director, Vice Chairman of the Board and President. Ms. Pemble will focus on originating new client relationships as one of C1 Bank's most senior and experienced bankers.

OTHER EXCITING EVENTS

C1 Bank was recently recognized by both local and national organizations as a fast growing company. C1 Bank was listed for the 2nd consecutive year as one of both the "Tampa Bay Fast 50" as well as the "Florida Fast 100." C1 Bank was also listed in the 2014 Inc. 5000 National Ranking of fastest growing companies at #1075 as the highest ranked bank on the list.

On October 7th, C1 Bank opened in Coral Gables, its 29th banking center and second in Miami-Dade County.

WEBCAST AND CONFERENCE CALL INFORMATION

C1 Financial, Inc. will host a webcast and conference call at 8:30 a.m. (ET) on October 16, 2014 to discuss third quarter 2014 results and other matters. To access the call for audio only, please call 1-877-870-4263. For the streaming audio, please access the webcast on the investor relations page of C1 Financial's website at www.c1bank.com/ir. For those unable to participate in the webcast, it will be archived on C1 Financial's website for 90 days following the presentation.

C1 Financial, Inc. Information

Our name expresses our ideals to put our Clients 1st and our Community 1st. We are focused on serving the needs of entrepreneurs, tailoring a wide range of relationship banking services to entrepreneurs and their families, including commercial loans and a full line of depository products. We are based in St. Petersburg, Florida and operate from 29 banking centers and one loan production office on the West Coast of Florida and in Miami-Dade and Orange Counties. Now the 20th largest bank in the state of Florida by assets and the 19th largest by equity, having grown both organically and through acquisitions, we are near the top 1% of the fastest growing banks in the country as measured by asset growth, increasing assets from $260 million at December 31, 2009 to $1.4 billion at June 30, 2014 ($1.5 billion at September 30, 2014). Additional information is available at www.c1bank.com.

Forward-Looking Statements
In addition to historical information, this earnings release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from management's expectations. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or "may," the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. There are a number of potential factors, risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These potential factors, risks and uncertainties are discussed in our Prospectus filed with the Securities and Exchange Commission on August 15, 2014.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this earnings release to conform our prior statements to actual results or revised expectations.

C1 Financial, Inc.
Consolidated Balance Sheets - Unaudited
(Dollars in thousands, except per share data)

	September 30,	June 30,	December 31,
	2014	2014	2013

ASSETS
Cash and due from banks	$ 283,741	$ 258,944	$ 143,452
Federal Home Loan Bank stock, at cost	9,696	8,639	8,210
Loans receivable, net	1,125,151	1,054,785	1,046,737
Premises and equipment, net	63,592	62,938	57,284
Other real estate owned, net	37,956	36,278	41,049
Bank owned life insurance	8,867	8,825	8,748
Accrued interest receivable	3,131	3,015	3,013
Core deposit intangible	1,074	1,190	1,485
Prepaid expenses	5,961	4,792	2,071
Other assets	8,876	9,808	11,322
Total assets	$ 1,548,045	$ 1,449,214	$ 1,323,371

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
Non-interest bearing	$ 294,144	$ 253,148	$ 194,383
Interest bearing	870,820	882,303	846,660
Total deposits	1,164,964	1,135,451	1,041,043

Federal Home Loan Bank advances	189,000	165,500	150,500
Other borrowings	3,000	3,000	3,000
Other liabilities	5,785	5,072	7,014
Total liabilities	1,362,749	1,309,023	1,201,557

Stockholders' equity
Common stock, par value $1.00; 100,000,000	16,101	13,340	12,217
shares authorized
Additional paid-in capital	148,122	108,404	93,906
Retained earnings	21,073	18,447	15,691
Accumulated other comprehensive income (loss)	-	-	-
Total stockholders' equity	185,296	140,191	121,814
Total liabilities and stockholders' equity	$ 1,548,045	$ 1,449,214	$ 1,323,371

Period-end shares outstanding (1)	16,100,966	13,339,837	12,216,932
Book value per share (1)	$ 11.51	$ 10.51	$ 9.97

(1) Amounts have been restated to reflect the 7 for 1 reverse stock split that occurred in connection with C1 Financial's initial public offering which became effective on August 13, 2014.

C1 Financial, Inc.
Consolidated Income Statements - Unaudited
(Dollars in thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013

Interest income
Loans, including fees	$ 16,028	$ 15,468	$ 12,873	$ 46,481	$ 31,954
Securities	2	29	51	59	675
Federal funds sold and other	215	215	143	612	295
Total interest income	16,245	15,712	13,067	47,152	32,924

Interest expense
Savings and interest bearing demand deposits	546	518	481	1,572	1,364
Time deposits	953	984	813	2,919	2,093
Federal Home Loan Bank advances	709	599	585	1,852	1,249
Other borrowings	15	14	15	44	45
Total interest expense	2,223	2,115	1,894	6,387	4,751

Net interest income	14,022	13,597	11,173	40,765	28,173
Provision (reversal of provision) for loan losses	207	4,572	(168)	4,815	(153)

Net interest income after provision for loan losses	13,815	9,025	11,341	35,950	28,326

Noninterest income
Gain (loss) on sale of securities	-	241	(271)	241	305
Gain on sale of loans	775	804	315	2,323	686
Services charges and fees	526	538	505	1,658	1,276
Bargain purchase gain (loss)	37	(30)	12,569	48	12,569
Gain on sale of other real estate, net	68	375	149	720	535
Bank owned life insurance	41	41	37	118	134
Mortgage banking fees	-	4	130	47	506
Other noninterest income	350	374	2,356	1,029	2,843
Total noninterest income	1,797	2,347	15,790	6,184	18,854

Noninterest expense
Salaries and employee benefits	4,777	4,282	4,297	13,526	12,488
Occupancy expense	1,138	1,109	1,008	3,310	2,545
Furniture and equipment	673	641	547	1,954	1,308
Regulatory assessments	362	355	299	1,067	781
Network services and data processing	1,033	940	943	2,824	2,467
Printing and office supplies	77	88	124	270	336
Postage and delivery	52	74	87	181	197
Advertising and promotion	812	939	882	2,634	2,413
Other real estate owned related expense	511	494	747	1,625	1,668
Other real estate owned - valuation allowance expense	45	185	480	609	679
Amortization of intangible assets	117	141	102	412	267
Professional fees	750	828	787	2,174	1,953
Loan collection expenses	140	175	395	463	808
Merger related expense	-	-	994	-	1,173
Other noninterest expense	793	699	755	2,178	1,920
Total noninterest expense	11,280	10,950	12,447	33,227	31,003

Income before income taxes	4,332	422	14,684	8,907	16,177
Income tax expense	1,706	192	5,528	3,525	6,095

Net Income	$ 2,626	$ 230	$ 9,156	$ 5,382	$ 10,082

Weighted average shares outstanding - basic (1)	14,572,140	13,232,152	11,262,951	13,442,318	10,938,329
Weighted average shares outstanding - diluted (1)	14,572,140	13,232,152	11,262,951	13,442,318	10,959,377

Basic net income per share (1)	$ 0.18	$ 0.02	$ 0.81	$ 0.40	$ 0.92
Diluted net income per share (1)	0.18	0.02	0.81	0.40	0.92

(1) Amounts have been restated to reflect the 7 for 1 reverse stock split that occurred in connection with C1 Financial's initial public offering which became effective on August 13, 2014.

C1 Financial, Inc.
Average Balance Sheets - Unaudited
(Dollars in thousands)

	For the
	Three Months Ended
	September 30, 2014			June 30, 2014			September 30, 2013
	Average	Income/	Yields/	Average	Income/	Yields/	Average	Income/	Yields/
	Balances (1)	Expense	Rates	Balances (1)	Expense	Rates	Balances (1)	Expense	Rates

Interest-earning assets
Loans receivable (2)	$ 1,098,466	$ 16,028	5.79%	$ 1,056,231	$ 15,469	5.87%	$ 877,333	$ 12,873	5.82%
Securities available for sale and other securities	250	2	4.56%	1,050	28	10.79%	6,647	49	2.91%
Federal funds sold and balances at Federal Reserve Bank	222,894	129	0.23%	205,689	138	0.27%	159,250	93	0.23%
Time deposits in other financial institutions	-	-	0.00%	-	-	0.00%	37	2	25.62%
FHLB stock	9,152	86	3.71%	8,320	77	3.73%	7,362	50	2.68%
Total interest-earning assets	1,330,762	16,245	4.84%	1,271,290	15,712	4.96%	1,050,629	13,067	4.93%
Noninterest-earning assets
Cash and due from banks	39,723			33,481			37,220
Other assets (3)	123,182			121,353			117,496
Total noninterest-earning assets	162,905			154,834			154,716
Total assets	$ 1,493,667			$ 1,426,124			$ 1,205,345

Interest-bearing liabilities
Interest-bearing deposits:
Time deposits	$ 346,037	953	1.09%	$ 365,811	984	1.08%	$ 295,178	813	1.09%
Money market	354,146	390	0.44%	341,248	364	0.43%	304,854	322	0.42%
Negotiable order of withdrawal accounts	139,175	135	0.38%	143,973	132	0.37%	138,009	137	0.39%
Savings deposits	38,130	21	0.22%	38,899	22	0.22%	39,557	22	0.22%
Total interest-bearing deposits	877,488	1,499	0.68%	889,931	1,502	0.68%	777,598	1,294	0.66%
Other interest-bearing liabilities:
FHLB advances	176,964	709	1.59%	159,028	599	1.51%	134,927	585	1.72%
Other borrowings	3,000	15	1.96%	3,000	15	1.96%	3,000	15	2.00%
Total interest-bearing liabilities	1,057,452	2,223	0.83%	1,051,959	2,116	0.81%	915,525	1,894	0.82%
Noninterest-bearing liabilities and stockholders' equity:
Demand deposits	270,328			228,492			173,054
Other liabilities	4,954			5,020			9,518
Stockholders' equity	160,933			140,653			107,248
Total noninterest-bearing liabilities and stockholder's equity	436,215			374,165			289,820
Total liabilities and stockholders' equity	$ 1,493,667			$ 1,426,124			$ 1,205,345

Interest rate spread (tax equivalent basis)			4.01%			4.15%			4.11%
Net interest income (tax equivalent basis)		$ 14,022			$ 13,596			$ 11,173
Net interest margin (tax equivalent basis)			4.18%			4.29%			4.22%
Average interest-earning assets to interest-bearing liabilities			125.85%			120.85%			114.76%

(1) Calculated using daily averages.

(2) Loans are gross, including non-accrual loans and overdrafts (net of deferred loan fees and before the allowance for loan losses).  Interest on loans includes net deferred fees and costs of $515 thousand, $711 thousand and $348 thousand in the three months ended September 30, 2014, June 30, 2014 and September 30, 2013, respectively.

(3) Other assets include bank owned life insurance, tax lien certificates, OREO, fixed assets, interest receivable, prepaid expense and others.

C1 Financial, Inc.
Average Balance Sheets - Unaudited
(Dollars in thousands)

	For the Nine Months Ended
	September 30,
	2014			2013
	Average	Income/	Yields/	Average	Income/	Yields/
	Balances (1)	Expense	Rates	Balances (1)	Expense	Rates

Interest-earning assets
Loans receivable (2)	$ 1,065,815	$ 46,481	5.83%	$ 742,818	$ 31,954	5.75%
Securities available for sale and other securities	520	59	15.25%	60,587	669	1.48%
Federal funds sold and balances at Federal Reserve Bank	195,850	355	0.24%	101,430	186	0.24%
Time deposits in other financial institutions	-	-	0.00%	177	6	4.21%
FHLB stock	8,554	257	4.01%	5,953	109	2.44%
Total interest-earning assets	1,270,739	47,152	4.96%	910,965	32,924	4.83%
Noninterest-earning assets
Cash and due from banks	41,739			40,996
Other assets (3)	121,089			97,075
Total noninterest-earning assets	162,828			138,071
Total assets	$ 1,433,567			$ 1,049,036

Interest-bearing liabilities
Interest-bearing deposits:
Time deposits	$ 359,436	2,919	1.09%	$ 244,544	2,093	1.14%
Money market	342,898	1,103	0.43%	279,605	910	0.43%
Negotiable order of withdrawal accounts	142,661	405	0.38%	139,248	399	0.38%
Savings deposits	38,344	64	0.22%	33,201	55	0.22%
Total interest-bearing deposits	883,339	4,491	0.68%	696,598	3,457	0.66%
Other interest-bearing liabilities:
FHLB advances	162,499	1,852	1.52%	105,311	1,249	1.59%
Other borrowings	3,000	44	1.96%	3,000	45	2.01%
Total interest-bearing liabilities	1,048,838	6,387	0.81%	804,909	4,751	0.79%
Noninterest-bearing liabilities and stockholders' equity:
Demand deposits	236,666			138,478
Other liabilities	4,902			4,339
Stockholders' equity	143,161			101,310
Total noninterest-bearing liabilities and stockholder's equity	384,729			244,127
Total liabilities and stockholders' equity	$ 1,433,567			$ 1,049,036

Interest rate spread (tax equivalent basis)			4.15%			4.04%
Net interest income (tax equivalent basis)		$ 40,765			$ 28,173
Net interest margin (tax equivalent basis)			4.29%			4.13%
Average interest-earning assets to interest-bearing liabilities			121.16%			113.18%

(1) Calculated using daily averages.

(2) Loans are gross, including non-accrual loans and overdrafts (net of deferred loan fees and before the allowance for loan losses).  Interest on loans includes net deferred fees and costs of $1,626 thousand and $813 thousand in the nine months ended September 30, 2014 and 2013, respectively.

(3) Other assets include bank owned life insurance, tax lien certificates, OREO, fixed assets, interest receivable, prepaid expense and others.

C1 Financial, Inc.
Selected Quarterly Financial Data - Unaudited
(Dollars in thousands, except per share data)

	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2014	2014	2014	2013	2013

Statement of Income Data
Interest income	$ 16,245	$ 15,712	$ 15,195	$ 15,575	$ 13,067
Interest expense	2,223	2,115	2,049	1,899	1,894
Net interest income	14,022	13,597	13,146	13,676	11,173
Provision (reversal of provision) for loan losses	207	4,572	36	1,371	(168)
Gain (loss) on sale of securities	-	241	-	-	(271)
Bargain purchase gain (loss)	37	(30)	41	893	12,569
Total noninterest income	1,797	2,347	2,040	2,795	15,790
Total noninterest expense	11,280	10,950	10,997	11,635	12,447
Income before income taxes	4,332	422	4,153	3,465	14,684
Income tax expense	1,706	192	1,627	1,557	5,528
Net income	2,626	230	2,526	1,908	9,156
Operating income(1)	3,065	-	-	-	-

Selected Performance Metrics
Return on average assets	0.70%	0.06%	0.74%	0.59%	3.01%
Return on average equity	6.47%	0.66%	8.03%	6.55%	33.87%
Efficiency ratio (1)	71.31%	69.73%	72.42%	70.64%	45.70%
Operating return on average assets	0.81%	-	-	-	-
Operating return on average equity	7.56%	-	-	-	-
Operating efficiency ratio (1)	70.16%	-	-	-	-

Full-time employees at period end	246	221	215	219	223
Revenue per average number of employees (1)	$ 305	$ 343	$ 322	$ 328	$ 540
Average assets per average number of employees (1)	6,356	6,759	6,358	5,776	5,686

Per Share Outstanding Data (2)
Net earnings per share	$ 0.18	$ 0.02	$ 0.20	$ 0.16	$ 0.81
Diluted net earnings per share	0.18	0.02	0.20	0.16	0.81
Net operating earnings per share	$ 0.21	$ -	$ -	$ -	$ -
Diluted net operating earnings per share	0.21	-	-	-	-
Weighted average shares	14,572	13,232	12,500	11,612	11,263
Weighted average shares - diluted	14,572	13,232	12,500	11,612	11,263

Book value per share	$ 11.51	$ 10.51	$ 10.49	$ 9.97	$ 9.83
Tangible book value per share (1)	11.43	10.40	10.37	9.83	9.66
Common shares outstanding at period end	16,101	13,340	13,052	12,217	11,576

Market value at period end	$ 18.13	N/A	N/A	N/A	N/A
Market range:
High	18.77	N/A	N/A	N/A	N/A
Low	16.66	N/A	N/A	N/A	N/A

Balance Sheet Data
Cash and due from banks	$ 283,741	$ 258,944	$ 240,261	$ 143,452	$ 194,821
Securities available for sale	-	-	938	-	-
Other securities (included in Other assets in consolidated balance sheet)	250	250	250	250	250
Total loans	1,134,351	1,062,701	1,044,786	1,053,029	959,154
Loans originated by C1 Bank (Nonacquired)	757,529	665,615	629,616	614,613	497,022
Loans not originated by C1 Bank (Acquired)	376,822	397,086	415,170	438,416	462,132
Net deferred loan fees	(3,759)	(3,323)	(3,036)	(2,880)	(2,555)
Loans receivable, gross (3)	1,130,592	1,059,378	1,041,750	1,050,149	956,599
Allowance for loan losses	(5,441)	(4,593)	(3,626)	(3,412)	(3,097)
Loans receivable, net	1,125,151	1,054,785	1,038,124	1,046,737	953,502
Total assets	1,548,045	1,449,214	1,412,871	1,323,371	1,288,439
Total interest-bearing deposits	870,820	882,303	889,717	846,660	824,004
Total deposits	1,164,964	1,135,451	1,115,282	1,041,043	1,023,139
Borrowings	192,000	168,500	153,500	153,500	126,500
Federal Home Loan Bank	189,000	165,500	150,500	150,500	123,500
Other	3,000	3,000	3,000	3,000	3,000
Total liabilities	1,362,749	1,309,023	1,275,955	1,201,557	1,174,683
Total stockholders' equity	185,296	140,191	136,916	121,814	113,756
Tangible stockholders' equity (1)	183,973	138,752	135,336	120,080	111,855

Selected Average Balance Sheet Data
Loans receivable, gross (3)	$ 1,098,466	$ 1,056,231	$ 1,042,129	$ 998,142	$ 877,333
Securities available for sale and other securities	250	1,050	260	250	6,647
Earning assets	1,330,762	1,271,290	1,208,825	1,125,080	1,050,629
Total assets	1,493,667	1,426,124	1,379,656	1,282,167	1,205,345
Total interest-bearing deposits	877,488	889,932	882,652	824,064	777,598
Total deposits	1,147,816	1,118,423	1,093,175	1,021,253	950,652
Borrowings	179,964	162,028	154,224	135,235	137,927
Total stockholders' equity	160,933	140,653	127,529	115,627	107,248

Yields Earned and Rates Paid
Loans receivable, gross (3)	5.79%	5.87%	5.83%	6.12%	5.82%
Adjusted loans receivable, gross (1),(4)	5.65%	5.72%	5.59%	5.82%	5.55%
Securities available for sale and other securities	4.56%	10.79%	43.94%	44.88%	2.91%
Earning assets	4.84%	4.96%	5.10%	5.49%	4.93%
Total interest-bearing deposits	0.68%	0.68%	0.68%	0.66%	0.66%
Total deposits	0.52%	0.54%	0.55%	0.54%	0.54%
Adjusted total deposits (1),(5)	0.53%	0.55%	0.57%	0.55%	0.57%
Borrowings	1.59%	1.52%	1.47%	1.52%	1.73%
Total interest-bearing liabilities	0.83%	0.81%	0.80%	0.79%	0.82%
Net interest margin (NIM)	4.18%	4.29%	4.41%	4.82%	4.22%
Adjusted NIM (1),(6)	4.03%	4.12%	4.15%	4.49%	3.91%

Capital Ratios
Total capital to risk-weighted assets	15.45%	12.42%	12.48%	10.97%	10.89%
Tier 1 capital to risk-weighted assets	14.96%	11.98%	12.10%	10.62%	10.48%
Tier 1 leverage ratio	12.32%	9.73%	9.80%	9.36%	9.18%
Tangible Equity / Tangible Assets (1)	11.89%	9.58%	9.59%	9.09%	8.69%
Equity / Assets	11.97%	9.67%	9.69%	9.20%	8.83%
Average Equity / Average Assets	10.77%	9.86%	9.24%	9.02%	8.90%

Asset Quality Ratios
Total nonperforming loans to loans receivable	1.82%	2.02%	2.08%	2.26%	2.80%
Total nonperforming assets to total assets	3.78%	3.98%	4.24%	4.90%	5.74%
Allowance for loan losses to nonperforming loans	26.39%	21.41%	16.71%	14.35%	11.52%
Annualized net charge-offs (recoveries) to total average loans	(0.23)%	1.37%	(0.07)%	0.42%	(0.21)%
Nonacquired net charge-offs (recoveries) to average nonacquired loans	(0.09)%	2.46%	0.00%	0.01%	0.00%
Allowance for loan losses to total loans receivable	0.48%	0.43%	0.35%	0.32%	0.32%
Allowance for loan losses to nonacquired loans	0.72%	0.69%	0.58%	0.56%	0.62%
Texas ratio (7)	30.92	40.27%	43.14%	52.50%	64.37%

Asset Quality Data
Nonacquired nonperforming assets	$ 566	$ 507	$ 144	$ 737	$ 672
Nonaccrual loans	523	463	100	693	625
Other real estate owned (OREO)	44	44	44	44	47
Nonacquired restructured loans (8)	-	-	-	64	65
Nonacquired nonperforming assets to nonacquired loans plus OREO	0.07%	0.08%	0.02%	0.12%	0.14%

Acquired nonperforming assets	$ 58,005	$ 57,224	$ 59,797	$ 64,094	$ 73,323
Nonaccrual loans	20,092	20,990	21,604	23,089	26,254
OREO	37,912	36,234	38,193	41,005	47,069
Acquired restructured loans	913	921	927	916	940
Acquired nonperforming assets to acquired loans plus OREO	13.99%	13.21%	13.19%	13.37%	14.40%

Total nonperforming assets	$ 58,571	$ 57,731	$ 59,941	$ 64,831	$ 73,995
Nonaccrual loans	20,615	21,453	21,704	23,782	26,879
OREO	37,956	36,278	38,237	41,049	47,116
Total restructured loans	913	921	927	980	1,005
Total nonperforming assets to total loans plus OREO	5.00%	5.25%	5.53%	5.93%	7.35%
Net charge-offs (recoveries)	$ (641)	$ 3,605	$ (178)	$ 1,056	$ (470)
Charge-offs	157	4,418	168	1,713	254
Recoveries	(798)	(813)	(346)	(657)	(724)

Loan Composition
Nonacquired loans by type
Owner occupied CRE	$ 107,530	$ 97,458	$ 68,222	$ 71,662	$ 65,043
Nonowner occupied CRE	275,598	240,886	204,725	201,225	159,574
C&I	58,450	55,031	50,433	55,804	85,973
C&D	75,126	52,238	71,144	66,925	60,253
1-4 family	116,244	94,675	86,877	76,392	62,116
Multifamily	26,256	26,295	51,125	46,829	19,232
Secured by farmland	59,009	60,179	61,338	62,487	37,273
Consumer and other	39,316	38,853	35,752	33,289	7,558
Acquired loans by type
Owner occupied CRE	$ 113,957	$ 118,854	$ 123,677	$ 132,834	$ 140,499
Nonowner occupied CRE	95,549	98,705	100,592	104,130	108,788
C&I	24,423	26,840	30,243	29,707	33,411
C&D	20,069	21,092	21,745	24,049	25,218
1-4 family	105,083	110,548	114,420	119,846	123,812
Multifamily	5,941	6,437	8,673	9,212	10,817
Secured by farmland	3,242	5,584	5,658	7,859	8,262
Consumer and other	8,558	9,026	10,162	10,779	11,325

New loan originations (9)	$ 141,436	$ 163,611	$ 44,611	$ 129,936	$ 153,666
Unfunded commitments (includes loans, unused lines and standby letters of credit)	181,224	158,557	111,954	111,086	131,381

Deposit Composition
Demand	$ 294,144	$ 253,148	$ 225,565	$ 194,383	$ 199,135
NOW	135,623	140,939	144,648	138,765	142,272
Money market and savings	398,000	383,259	379,303	362,591	367,170
Retail time	310,243	330,832	336,358	319,780	294,076
Jumbo time (10)	26,954	27,273	29,408	25,524	20,486

(1) See the Generally Accepted Accounting Principles (GAAP) reconciliation and explanation of Non-GAAP financial measures.

(2) Amounts have been restated to reflect the 7 for 1 reverse stock split that occurred in connection with C1 Financial's initial public offering which became effective on August 13, 2014.

(3)  Total loans, net of deferred loan fees and before the allowance for loan losses. Yield on gross loans is calculated on a 365 day basis and may differ from regulatory "Uniform Bank Performance Report" (UBPR) yield, which annualizes quarterly data by a factor of 4 (Section II,UBPR User's Guide).

(4) Adjusted yield earned on loans receivable excludes loan accretion from the acquired loan portfolio.

(5) Adjusted rate paid on total deposits excludes amortization of premium for acquired time deposits.

(6) Adjusted net interest margin excludes loan accretion from the acquired loan portfolio, and amortization of premiums for acquired time deposits and Federal Home Loan Bank advances.

(7) Calculated as nonperforming assets divided by Tangible stockholders' equity plus allowance for loan losses.

(8) Restructured loans include accruing and nonaccrual troubled debt restructurings. Nonaccrual restructured loans are included in nonaccrual loans.

(9) New loan originations represent new loan commitments during the periods presented.

(10) Jumbo time deposits are deposits over $250 thousand.

C1 Financial, Inc.
Generally Accepted Accounting Principles (GAAP) Reconciliation and
Explanation of Non-GAAP Financial Measures
(In thousands, except per share and employee data)

Some of the financial measures included in this earnings release are not measures of financial performance recognized by GAAP. We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition and results of operations computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP measures that other companies use. The following tables provide a more detailed analysis of these non-GAAP financial measures.

	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2014	2014	2014	2013	2013
Operating income
Net Income	$ 2,626	$ -	$ -	$ -	$ -
Addition to allowance for loan losses	533	-	-	-	-
Non-recurring noninterest expense	182	-	-	-	-
Taxes on nonoperating items	(276)	-	-	-	-
Operating income	$ 3,065	$ -	$ -	$ -	$ -

Loan loss reserves
Allowance for loan losses	$ 5,441	$ 4,593	$ 3,626	$ 3,412	$ 3,097
Acquired performing loans discount	3,811	4,093	4,461	4,831	5,253
Total	$ 9,252	$ 8,686	$ 8,087	$ 8,243	$ 8,350
Loans receivable, gross	$ 1,134,351	$ 1,062,701	$ 1,044,786	$ 1,053,029	$ 959,154
Allowance for loan losses to total loans receivable	0.48%	0.43%	0.35%	0.32%	0.32%
Allowance plus performing loans discount to total loans receivable	0.82%	0.82%	0.77%	0.78%	0.87%

Efficiency ratio
Noninterest expense	$ 11,280	$ 10,950	$ 10,997	$ 11,635	$ 12,447
Non-recurring noninterest expense	(182)	-	-	-	-
Adjusted noninterest expense	$ 11,098	$ 10,950	$ 10,997	$ 11,635	$ 12,447
Taxable-equivalent net interest income	$ 14,022	$ 13,597	$ 13,146	$ 13,676	$ 11,173
Noninterest income	$ 1,797	$ 2,347	$ 2,040	$ 2,795	$ 15,790
(Gain) loss on sale of securities	-	(241)	-	-	271
Adjusted noninterest income	$ 1,797	$ 2,106	$ 2,040	$ 2,795	$ 16,061
Efficiency ratio	71.31%	69.73%	72.42%	70.64%	45.70%
Operating efficiency ratio	-	-	-	-	-

Revenue and average assets per average number of employees
Interest income	$ 16,245	$ 15,712	$ 15,195	$ 15,575	$ 13,067
Noninterest income	1,797	2,347	2,040	2,795	15,790
Total revenue	$ 18,042	$ 18,059	$ 17,235	$ 18,370	$ 28,857
Total revenue annualized	$ 71,580	$ 72,434	$ 69,898	$ 72,879	$ 114,489
Total average assets	$ 1,493,667	$ 1,426,124	$ 1,379,656	$ 1,282,167	$ 1,205,345
Average number of employees	235	211	217	222	212
Revenue per average number of employees	$ 305	$ 343	$ 322	$ 328	$ 540
Average assets per average number of employees	$ 6,356	$ 6,759	$ 6,358	$ 5,776	$ 5,686

Tangible stockholders' equity and Tangible book value per share
Total stockholders' equity	$ 185,296	$ 140,191	$ 136,916	$ 121,814	$ 113,756
Less: Goodwill	(249)	(249)	(249)	(249)	(249)
Other intangible assets	(1,074)	(1,190)	(1,331)	(1,485)	(1,652)
Tangible stockholders' equity	$ 183,973	$ 138,752	$ 135,336	$ 120,080	$ 111,855

Common shares outstanding (1)	16,101	13,340	13,052	12,217	11,576
Book value per share (1)	$ 11.51	$ 10.51	$ 10.49	$ 9.97	$ 9.83
Tangible book value per share (1)	11.43	10.40	10.37	9.83	9.66

Adjusted yield earned on loans
Reported yield on loans	5.79%	5.87%	5.83%	6.12%	5.82%
Effect of accretion income on acquired loans	(0.14)%	(0.15)%	(0.24)%	(0.30)%	(0.27)%
Adjusted yield on loans	5.65%	5.72%	5.59%	5.82%	5.55%

Adjusted rate paid on total deposits
Reported rate paid on deposits	0.52%	0.54%	0.55%	0.54%	0.54%
Effect of premium amortization on acquired deposits	0.01%	0.01%	0.02%	0.01%	0.03%
Adjusted rate paid on deposits	0.53%	0.55%	0.57%	0.55%	0.57%

Adjusted net interest margin
Reported net interest margin	4.18%	4.29%	4.41%	4.82%	4.22%
Effect of accretion income on acquired loans	(0.11)%	(0.14)%	(0.20)%	(0.27)%	(0.22)%
Effect of premium amortization on acquired deposits
and borrowings	(0.04)%	(0.04)%	(0.05)%	(0.06)%	(0.08)%
Adjusted net interest margin	4.03%	4.11%	4.16%	4.49%	3.92%

Average excess cash
Average total deposits	$ 1,147,815	$ 1,118,423	$ 1,093,175	$ 1,021,253	$ 950,652
Borrowings due one year or less	34,753	33,750	26,311	13,250	14,269
Total base for liquidity	$ 1,182,568	$ 1,152,173	$ 1,119,486	$ 1,034,503	$ 964,921
Minimum liquidity level (10% of base) (a)	$ 118,257	$ 115,217	$ 111,949	$ 103,450	$ 96,492
Average cash and cash equivalents (b)	262,617	239,171	210,403	148,210	196,470
Cash above liquidity level (b) - (a)	144,360	123,954	98,454	44,760	99,978
Less estimated short term deposits	(28,440)	(24,662)	(22,260)	(9,054)	(7,448)
Average excess cash	$ 115,920	$ 99,292	$ 76,194	$ 35,706	$ 92,530

Tangible equity to tangible assets
Total stockholders' equity	$ 185,296	$ 140,191	$ 136,916	$ 121,814	$ 113,756
Less: Goodwill	(249)	(249)	(249)	(249)	(249)
Other intangible assets	(1,074)	(1,190)	(1,331)	(1,485)	(1,652)
Tangible stockholders' equity	$ 183,973	$ 138,752	$ 135,336	$ 120,080	$ 111,855

Total assets	$ 1,548,045	$ 1,449,214	$ 1,412,871	$ 1,323,371	$ 1,288,439
Less: Goodwill	(249)	(249)	(249)	(249)	(249)
Other intangible assets	(1,074)	(1,190)	(1,331)	(1,485)	(1,652)
Tangible assets	$ 1,546,722	$ 1,447,775	$ 1,411,291	$ 1,321,637	$ 1,286,538

Equity/Assets	11.97%	9.67%	9.69%	9.20%	8.83%
Tangible Equity/Tangible Assets	11.89%	9.58%	9.59%	9.09%	8.69%

(1) Amounts have been restated to reflect the 7 for 1 reverse stock split that occurred in connection with C1 Financial's initial public offering which became effective on August 13, 2014.

Definitions of Non-GAAP financial measures

Operating income excludes certain expense items and, of the periods presented, is applicable only to 3Q14. Management believes that operating income is important for investors looking to compare the Company's fundamental operations over time.

Allowance for loan losses plus performing loan discount to total loans receivable adds the remaining discount on acquired performing loans to the allowance for loan losses to determine the total reserves and loan discounts established against our loans. Our management believes this metric provides useful information for investors to analyze the overall level of reserves in banks that have completed acquisitions with no allowance carryover.

Efficiency ratio is defined as total noninterest expense divided by the sum of taxable-equivalent net interest income and noninterest income.  Noninterest income is adjusted for nonrecurring gains and losses on sales of securities.  This ratio is important to investors looking for a measure of efficiency in the Company's productivity measured by the amount of revenue generated for each dollar spent.

Revenue per average number of employees is annualized total interest income and total noninterest income divided by the average number of employees during the period and measures the Company's productivity by calculating the average amount of revenue generated per employee.  Average assets per average number of employees is average assets divided by the average number of employees during the period and measures the average value of assets per employee.

Tangible stockholders' equity is defined as total equity reduced by goodwill and other intangible assets.  Tangible book value per share is tangible stockholders' equity divided by total common shares outstanding.  This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets. We have not considered loan servicing rights as an intangible asset for purposes of this calculation.

Adjusted yield earned on loans is our yield on loans after excluding loan accretion from our acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on yield on loans, as the effect of loan discounts accretion is expected to decrease as the acquired loans mature or roll off of our balance sheet.

Adjusted rate paid on deposits is our cost of deposits after excluding amortization of premium for acquired time deposits.  Our management uses this metric to better assess the impact of purchase accounting on cost of deposits, as the effect of amortization of premium related to deposits is expected to decrease as the acquired deposits mature or roll off of our balance sheet.

Adjusted net interest margin is net interest margin after excluding loan accretion from the acquired loan portfolio and amortization of premiums for acquired time deposits and Federal Home Loan Bank advances.  Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discounts accretion and amortization of premium related to deposits or borrowings is expected to decrease as the acquired loans and deposits mature or roll off of our balance sheet.

Average excess cash represents the cash and cash equivalents in excess of our minimum liquidity level (defined as 10% of average total deposits plus borrowings due in one year or less), minus Company estimated short-term deposits.

Tangible equity to tangible assets is defined as total equity reduced by goodwill and other intangible assets, divided by total assets reduced by goodwill and other intangible assets.  This measure is important to investors interested in relative changes from period-to-period in equity and total assets, each exclusive of changes in intangible assets.  We have not considered loan servicing rights as an intangible asset for purposes of this calculation.

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CONTACT: Trevor Burgess, Chief Executive Officer, 845-233-0399